Exhibit 4-12

                      PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
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Entity Number:            Statement with Respect to Shares
278411                    Domestic Business Corporation
                              (15 Pa.C.S. ss. 1522)


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Name
PECO Energy Company
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Address                                                                             name and address you enter to
2301 Market Street                                                                                      the left.
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City                 State                         Zip Code
Philadelphia               PA                      19101
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Fee: $52                ________________________________________________________
                       | Filed in the Department of State on ___________________
                       |
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                       |        ------------------------------------------------
                       |  Secretary of the Commonwealth
                       |________________________________________________________



     In compliance with the requirements of 15 Pa.C.S. ss. 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

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|1. The name of the corporation is:                                            |
|PECO Energy Company                                                           |
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|                                                                              |
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2. Check and complete one of the following:

___ The resolution amending the Articles under 15 Pa.C.S. ss. 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

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  X  The  resolution  amending the Articles  under 15 Pa.C.S.ss.  1522(b) is set
___  forth in full in Exhibit A attached  hereto and made a part hereof.

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3.   The  aggregate  number of shares of such  class or series  established  and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ss. 1522 or corresponding provisions of prior law with
     respect   thereto,   and  (c)  any  other  provision  of  the  Articles  is
     ____________ shares.
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4.   The  resolution  was  adopted by the Board of  Directors  or an  authorized committee thereon on:

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5. Check, and if appropriate complete, one of the following:

___ The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

___The  resolution   shall  be  effective  on:  ________  at  __________.
                                                Date            Hour

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                           -----------------------------------------------------
                              IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this

                              ___ day of _____________,_______.




                                           PECO Energy Company

                                ------------------------------------------
                                           Name of Corporation

                                ------------------------------------------

                                              Signature

                                ------------------------------------------
                                                Title

                           -----------------------------------------------------


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                                [OBJECT OMITTED]

                               Department of State
                               Corporation Bureau
                                  P.O. Box 8722
                            Harrisburg, PA 17105-8722
                                 (717) 787-1057
                     web site: www.dos.state.pa.us/corp.htm

Instructions for Completion of Form:

A. Typewritten is preferred. If not, the form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State.

B. A separate form shall be submitted for each class or series of shares affected. If a number of classes or series of shares are affected at the same time, consideration should be given to filing form DSCB:15-1915/5915 (Articles of Amendment-Domestic Corporation).

C. The effective date in Paragraph 5 may not be prior to the filing date, but the resolution may state a prior effective date "for accounting purposes only."

D. If the corporation was incorporated on or after October 1, 1989, the words "or corresponding provisions of prior law" may be omitted from Paragraph 3.

E. This form and all accompanying documents shall be mailed to the address stated above.

F. To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.

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                                    EXHIBIT A


                        RESOLUTIONS OF BOARD OF DIRECTORS
                        ---------------------------------


         RESOLVED, that the Company hereby establishes a series of Preferred Stock which shall be designated as " % Preferred Stock", consisting of shares without par value.

         RESOLVED, that the terms of the % Preferred Stock, in the respect in which the shares of such series may vary from shares of the other series of the Preferred Stock shall be as follows:

            (a) The dividend rate of % Preferred Stock shall be % per annum, and shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable .

            (b) The redemption price of the % Preferred Stock shall be $ per share if redeemed on or before , $ per share if redeemed thereafter, but on or before , $ if redeemed thereafter but on or before , and $ per share if redeemed on or after , together, in each case, with a sum equal to accumulated and unpaid dividends, computed as provided in Section 403 of Article IV of the Company's Amended and Restated Articles of Incorporation.

            (c) The amount per share for the % Preferred Stock payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, to which shall be added a sum equal to accumulated and unpaid dividends, computed as provided in Section 4 of the Company's Amended and Restated Articles of Incorporation, shall be $ .



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